EXHIBIT 10.2

AMENDMENT

        This Amendment, dated as of July 25, 2008 (the “Amendment”), amends the Management Employment Agreement, dated as of July 1, 2002 (the “Original Employment Agreement”), between WidePoint Corporation, a Delaware corporation (the “Company”), and James T. McCubbin (the “Employee”).

        WHEREAS, the Original Employment Agreement expired as of July 1, 2008 and the parties now desire to extend the duration of the employment period.

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

        1.      The duration of the Original Employment Agreement is hereby extended for (i) one (1) additional period of twelve (12) months, commencing upon the date of this Amendment, and (ii) the duration of the Original Employment Agreement shall be extended for one (1) additional period of another twelve (12) months immediately following the expiration of the first 12-month period described in the immediately preceding clause (i), unless the Employee gives written notice to the contrary to the Company at least ninety (90) days prior to the expiration of the then current period as reflected in the immediately preceding clause (i).

        2.      All other provisions of the Original Employment Agreement are hereby ratified by the parties as continuing in full force and effect, except as otherwise provided in this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Original Employment Agreement, the provisions of this Amendment shall supercede and control.

        3.      The persons signing below on behalf of the Company and the Employee, respectively, each and all represent and warrant that this Amendment has been duly approved by each such party and that the persons signing this Amendment have the full power and authority to sign and execute this Amendment on behalf of the Company and the Employee, respectively.

        IN WITNESS WHEREOF, each of the parties has duly executed this Amendment as of the date first written above.

WIDEPOINT CORPORATION
By: /s/ Steve L. Komar	/s/ James T. McCubbin
Name: Steve L. Komar	James T. McCubbin, Individually
Title: CEO